EXHIBIT 3.2: BY-LAWS
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                   BY-LAWS  OF  COMTECH  CONSOLIDATION  GROUP,  INC


                               ARTICLE I - OFFICES
                               -------------------

The office of the Corporation shall be located in any City and State designated by the Board of Directors. The Corporation may also maintain other offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                            ARTICLE II- STOCKHOLDERS
                            ------------------------

1.   ANNUAL  MEETING.

     The annual meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than 10 per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

2.   SPECIAL  MEETINGS.

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president for by the directors, and shall be called by the president at the request of the holders of not less than 10 percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.   PLACE  OF  MEETING.

     The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting ma designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting were otherwise called, the place of meeting shall be the principal office of the corporation.

4.   NOTICE  OF  MEETING.

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at


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such  meeting.  If  mailed,  such  notice  shall  be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stuck transfer books of the corporation, with postage thereon prepaid.

5.   CLOSING  OF  TRANSFER  BOOKS  OR  FIXING  OF  RECORD  DATE.

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 15 days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 45 days and, in case of a meeting of stockholders, not less than fifteen (15) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.   QUORUM.

     At any meeting of stockholders 50% of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting, from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

7.   PROXIES.

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholders or by his duly authorized attorney in fact, such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.


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8.   VOTING.

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and for any question before the meeting shall be by ballot. All elections for directors shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this state.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

1.   GENERAL  POWERS.

     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.   NUMBER,  TENURE  AND  QUALIFICATIONS.

     The number of directors of the corporation shall be a minimum of one and a maximum of twenty-five. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.   REGULAR  MEETINGS.

     A regular meeting of the directors, shall be held without any other notice than these by-laws immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.   SPECIAL  MEETINGS.

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.   NOTICE.

     Notice  of  any  special  meeting  shall  be  given  at least five (5) days
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previously  thereto  by  written  notice delivered personally, or by telegram or
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mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph


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company.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transactions of any business because the
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meeting  is  not  lawfully  called  or  convened.
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6.   QUORUM.

     At any meeting of the directors a majority of the directors shall constitute a quorum for the transaction of business, but if less than said number if present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.   MANNER  OF  ACTING.

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.   NEWLY  CREATED  DIRECTORSHIPS  AND  VACANCIES.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9.   REMOVAL  OF  DIRECTORS.

     Any and all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10. A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  COMPENSATION.

     No  compensation  shall  be paid to directors, as such, for their services,


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but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

12.  PRESUMPTION  OF  ASSENT.

     A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before by registered mail tot he secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.  EXECUTIVE  AND  OTHER  COMMITTEES.

     The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

                              ARTICLE IV - OFFICERS
                              ---------------------

1.   NUMBER.

     The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors. Any two or more offices may be held by the same person.

2.   ELECTION  AND  TERM  OF  OFFICE.

     The officers of the corporation to be elected by the directors shall be elected at a meeting of the directors held when determined by the directors. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.   REMOVAL.

     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES.


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     A  vacancy  in  any  office  because  of  death,  resignation,  removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.



5.   SALARIES.

     The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V - CONTRACTS. LOANS. CHECKS. AND DEPOSITS.
               ---------------------------------------------------

1.   CONTRACTS.

     The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.   LOANS.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.   CHECKS,  DRAFTS,  ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.   DEPOSITS.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

             ARTICLE VI- CERTIFICATES FOR SHARES AND THEIR TRANSFER.
            --------------------------------------------------------

1.   CERTIFICATES  FOR  SHARES.

     Certificates  representing  shares of the corporation shall be in such form


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as  shall  be  determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for alike number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the directors may prescribe.

2.   TRANSFER  OF  SHARES.

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                            ARTICLE VII- FISCAL YEAR
                            ------------------------

     The fiscal year of the corporation shall end on the 3 l day of December in each year.

                             ARTICLE VIII- DIVIDENDS
                            ------------------------

     The directors may from home to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE IX - SEAL
                                -----------------

     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal".

                          ARTICLE X - WAIVER OF NOTICE
                          ----------------------------


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     Unless  otherwise  provided  by  law, whenever any notice is required to be given to any stockholder or director if the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time state therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI- AMENDMENTS
                            ------------------------

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting, or by a unanimous vote of the Board of directors provided that the amendment is not inconsistent with the powers provided the Board of Directors by the Articles of Incorporation.


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